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                                                                    EXHIBIT 10.1

        AGREEMENT OF SALE dated April __, 2006 by and among Benihana Lincoln Road Corp., a Florida corporation, with an address at 8685 NW 53rd Terrace, Miami, Florida 33166 ("Seller"), Benihana National Corp., the sole shareholder of Seller and a Delaware corporation ("Benihana"), and Doraku Lincoln Road LLC, a Delaware limited liability company, having an address at 11605 NW 78th Lane, Miami, Florida 33178 (the "Purchaser") and Aoki Group LLC, a Delaware limited liability company.

                                 P R E A M B L E

        A. Seller owns and operates the Sushi Doraku restaurant ("Restaurant") located at 1104 Lincoln Road, Miami Beach, Florida 33139 ("Premises") pursuant to a Lease dated as of January 11, 1999, as modified by Modification of Lease, dated as of July 1, 1999 (as so amended, the "Major Lease"), between LRI of South Florida, Ltd. (predecessor-in-interest to 1100 Lincoln Road L.P., as landlord ("Major Landlord"), and Seller, as tenant. Seller's interest in the Major Lease is herein referred to as Seller's Leasehold Interest.

        B. Seller owns all of the chattels, fixtures, inventory and equipment ("Chattels") located at the Premises which are listed on EXHIBIT A annexed hereto.

        C. Seller is the owner of Florida Liquor License No. BEV 2305423 (the "Liquor License") covering the Premises.

        D. Benihana currently owns all copyrights, trademarks, trade and service marks and names and other intellectual property pertaining to the "Doraku" name and concept (the "Intellectual Property") and desires to sell, transfer and assign the Intellectual Property to Aoki Group LLC, an affiliate of Purchaser, pursuant to this Agreement.

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        E.      Benihana Inc. ("BI"), the ultimate parent of the Seller, and
Kevin Aoki, the managing member of the Purchaser, desire to enter into a restrictive covenant and agreement not to disclose confidential information (the "Restrictive Covenant Agreement") pursuant to which BI will agree to modify certain of the provisions of Section 6 of the Employment Agreement (the "Employment Agreement") between BI and Kevin Aoki dated as of September 1, 2003, to permit Purchaser and its affiliates to operate the Restaurant and such other businesses as therein described.

        F. Seller desires to sell and Purchaser desires to purchase, for the price and on the terms and conditions hereinafter set forth, Seller's Leasehold Interest, the Chattels, the Liquor License and any and all other right, title and interest in the leasehold improvements located at the Premises (hereinafter collectively referred to, together with the Intellectual Property, as the "Assets").

        NOW, THEREFORE, it is agreed:

        1. SALE OF ASSETS. Seller and Benihana agree to sell and Purchaser agrees to purchase the Assets upon and subject to the terms and conditions hereinafter set forth.

        2. PURCHASE PRICE. The purchase price is $536,000.00 (subject to the adjustments hereinafter described in Section 3 hereof), payable as follows:

                (a) $50,000.00 on the execution of this Agreement by check subject to collection, the proceeds of which shall be held in escrow subject to the provisions of this Agreement by Dornbush Schaeffer Strongin & Venaglia, LLP ("Escrow Agent") in a

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separate non-interest bearing IOLA account acceptable to Seller and Purchaser and held subject to the provisions of this Agreement ("Escrow Fund").

                (b) $462,000.00 on the Closing Date (as hereinafter defined) by good certified or bank check payable to the order of Seller with a credit to the purchase price in the amount of any adjustments determined as of the Closing Date described in Section 3.

                (c) Twelve monthly payments of $2,000 (inclusive of interest) to Benihana on the first business day of each month, commencing with the first month after the month in which the Closing Date occurs.

                (d) The purchase price of the Assets shall be allocated as follows:

                        (i)   Chattels:                             $80,000.00;
                        (ii)  Leasehold Interest and Improvements: $375,000.00;
                        (iii) Liquor License:                       $45,000.00;
                        (iv)  Intellectual Property:                $36,000.00

                (e) On the Closing Date, Seller shall pay all transfer taxes due on the sale hereunder and Purchaser shall pay any sales or other taxes required to be paid by a purchaser of the Assets. Aoki Group LLC shall be responsible for any costs, filing fees and expenses incurred in connection with the assignment of the Intellectual Property to Aoki Group LLC.

        3. ADJUSTMENTS. (a) The following shall give rise to an adjustment of the purchase price in favor of the Seller on the Closing Date:

                (i) Prepayments by the Seller of rent, additional rent and other charges due under the Major Lease with respect to any period after the Closing Date and the transfer of any security deposit to the name of the Purchaser;

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                (ii)    Prepayments of real property taxes and utility charges
                with respect to any period after the Closing Date;

                (iii)   Such other items agreed upon by Seller and Purchaser.

                        (b) The following shall give rise to an adjustment of the purchase price in favor of the Purchaser on the Closing Date:

                (i) Amounts owing in respect of rent, additional rent and other charges due under the Major Lease with respect to any period prior to the Closing Date which are assumed by the Purchaser;

                (ii) Amounts owing in respect of real property taxes and utility charges with respect to any period prior to the Closing Date which are assumed by the Purchaser;

                (iii) Trade payables, if any, with respect to pre-Closing Date periods which are assumed by the Purchaser; and

                (iv)    Such other items agreed upon by Seller and Purchaser.

                If the net adjustment is in Seller's favor, the same shall be paid for by good certified or bank check on the Closing Date and, if the net adjustment is in Purchaser's favor, the same shall be effected by reducing the amount payable pursuant to Section 2(b).

                In the event that certain adjustment items cannot be finally determined on the Closing Date, the parties agree to make any remaining adjustment payments when determined as soon as practicable but in any event within 30 days after the Closing Date. In the event the parties cannot agree on any such adjustment within the foregoing 30-day

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period the parties shall appoint an independent accounting firm to make such determination within the next 30 days.

        4. BILL OF SALE AND ASSIGNMENT OF TRADEMARK. On the Closing Date, Seller and Benihana shall execute and deliver to Purchaser: Bill of Sale, in the form of EXHIBIT B, transferring title to the Chattels; and an Assignment of Trademark, in the form of Exhibit C transferring title to the Intellectual Property, free and clear of all debts, taxes, liens and violations of record. Purchaser agrees to accept the Chattels "as is" and acknowledges and agrees that Seller makes no warranty or representation as to their condition.

        5. MAJOR LEASE AND ASSIGNMENT OF LEASE. Seller warrants and represents it is in possession of the Premises pursuant to the Major Lease, the Major Lease is in full force and effect and there are no defaults thereunder on the part of either Major Landlord or Seller. Purchaser acknowledges it has examined the Major Lease. On the Closing Date, Seller and Purchaser shall execute and deliver an Assignment and Assumption of Lease (the "Assignment of Lease") in the form annexed hereto as EXHIBIT D. Pursuant to the Assignment of Lease, Seller shall assign Seller's Leasehold Interest to Purchaser, and Purchaser shall assume Seller's obligations as tenant under the Lease.

        6.      CONDITIONS PRECEDENT TO CLOSING OF TRANSACTION.

                (a) Each and every obligation of Seller to be performed on the Closing shall be subject to the satisfaction, prior to or concurrently with the performance of such obligation of the following conditions, unless waived in writing by Seller in its sole discretion:

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                        (i)     Purchaser shall have performed and complied with
all of its obligations under this Agreement which are to be performed or complied with by it prior to the Closing.

                        (ii) The State of Florida Department of Alcoholic Beverage Control ("ABC") shall have approved the transfer of the Liquor License to Purchaser.

                        (iii) The representations and warranties made by Purchaser in this Agreement shall be true on and as of the Closing Date with the same force and effect as though they had been made or given on and as of the Closing Date and Purchaser shall have delivered a certificate to such effect signed by a principal officer of the Purchaser dated the Closing Date.

                        (iv) Seller, Purchaser and the Major Landlord under the Major Lease shall have executed and delivered the Consent to Assignment and Modification of Lease Agreement in substantially the form annexed thereto as EXHIBIT E.

                        (v) BI and Kevin Aoki shall have executed and delivered the Restrictive Covenant Agreement in the form annexed hereto as Exhibit K.

                        (vi) The Board of Directors of each of Seller, Benihana and BI shall have approved the execution and delivery of this Agreement and the Restrictive Covenant Agreement, as applicable, and the transactions contemplated hereunder and thereunder.

                (b) Each and every obligation of Purchaser to be performed on the Closing Date shall be subject to the satisfaction, prior to or concurrently with the performance of such obligation of the following conditions unless waived, in writing, by Purchaser in its sole discretion:

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                        (i)     Seller and Benihana shall have performed and
complied with all obligations under this Agreement and the Major Lease which are to be performed or complied with by Seller and Benihana prior to or on the Closing Date.

                        (ii) The ABC shall have approved the transfer of the Liquor License to Purchaser.

                        (iii) Seller, Purchaser and the Major Landlord shall have executed and delivered the Consent to Assignment and Modification of Lease Agreement.

                        (iv) The representations and warranties made by Seller and Benihana in this Agreement shall be true in every respect on and as of the Closing Date with the same force and effect as though they had been made or given on and as of such date and Seller shall have delivered to Purchaser a certificate to such effect signed by a principal officer of Seller dated the Closing Date.

                        (v) BI and Kevin Aoki shall have executed and delivered the Restrictive Covenant Agreement.

        7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND BENIHANA. Each of Seller and Benihana represents, warrants and covenants, jointly and severally. that:

                (a) Seller is in possession of the Premises pursuant to the Major Lease and the Major Lease is in full force and effect and on the Closing Date shall be free from any liens or encumbrances. Seller makes no warranty or representation as to the condition of the Premises or the Chattels, and Purchaser agrees to accept the same "as is".

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                (b)     Seller is the owner and has good and marketable title to
the Assets (other than the Intellectual Property). Seller will on the Closing deliver the Assets free and clear of any liens and encumbrances.

                (c) Seller and Benihana have the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and this Agreement constitutes a valid and binding agreement of Seller and Benihana enforceable against Seller and Benihana in accordance with its terms, except as limited by applicable bankruptcy and insolvency laws and general equitable principles.

                (d) Seller has conducted, and up until the Closing Date will continue to conduct, the business of the Restaurant in accordance with all laws and regulations applicable to the Seller, the Restaurant and the Premises.

                (e) There are no actions, suits or proceedings pending and there are no violations posted against or affecting the Restaurant, the Chattels, the Liquor License or the Premises before any federal, state, municipal or other governmental agency or body or before the Board of Fire Underwriters.

                (f) Purchaser shall not be obligated to assume any executory contracts or service agreements, other than those set forth in EXHIBIT F. Except as expressly set forth herein, Purchaser is assuming no liabilities of Seller or Benihana.

                (g) Seller has not received any notice from the Major Landlord or any mortgagee of the Premises setting forth a requirement with which it has not complied to do or refrain from doing anything and to the best of Seller's knowledge, there exists no event that, but for the passage of time or giving of notice or both, would constitute a

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default under the Major Lease or any mortgage affecting the Premises, the
Chattels or the Restaurant.

                (h) Seller is the owner and has good title to the Liquor License free from all liens, claims and encumbrances.

                (i) All tax returns required to be filed with respect to the Seller and the Restaurant have been timely filed and all taxes shown on such returns have been timely paid; there are no outstanding subpoenas or requests for information with respect to any such tax returns or the periods corresponding thereto; there are no pending or threatened actions or proceedings for the assessment or collection of taxes against the Seller or the Restaurant and all taxes required to be withheld, collected or deposited by the Seller, including without limitation on account of gratuities received by employees of the Seller, have been timely withheld, collected and deposited and, to the extent required, have been paid to the relevant taxing authority.

                (j) Since the date of this Agreement, except as set forth in EXHIBIT G, the Restaurant has been operated in the ordinary course and consistent with past practices. As amplification and not limitation of the foregoing, the Seller has not:

                        (i) made any material changes in the customary methods of operating the Restaurant including, without limitation, practices and policies relating to marketing, selling and pricing;

                        (ii) sold, transferred, leased, licensed or disposed of any properties or assets, real, personal or mixed, other than inventory and the sale or disposal of assets which have been reasonably determined by the

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                Seller as obsolete, in each case in the ordinary course of the business of the Restaurant consistent with past practices;

                        (iii) entered into any agreement, arrangement or transaction with any employees of the Seller other than those contemplated by this Agreement or granted any increase in compensation to any employee or to its employees in general except with the express written approval of the Purchaser.

                (k) Set forth on EXHIBIT H is a true and complete list of all employees of the Company (including persons employed full and part time) together with the current salary or hourly wage rate and any benefits or perquisites. Except as disclosed on EXHIBIT I, the Seller is in compliance in all material respects with applicable federal, state and local laws affecting employment and employment practices, including terms and conditions of employment and wages and hours and, other than as described on EXHIBIT I, there are no complaints against the Seller pending or threatened before the National Labor Relations Board or any similar state or local agency.

                (l) Except as set forth on EXHIBIT I, the Seller and the Premises are in compliance with, and have no liability under any federal, state or local law, statute or regulation, or the common law, governing or relating to the environment ("Environmental Law"), hazardous substances or to occupational health and safety and neither the Seller nor the Premises have been alleged by any governmental agency or third party to be in violation of, to be liable under, or to be subject to any administrative or judicial proceeding pursuant to any Environmental Law.

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                (m)     During the period from the date hereof to the Closing
Date, the Seller agrees to cooperate with Purchaser in the course of Purchaser's due diligence, including providing Purchaser and the Purchaser's accountants, counsel and other representatives access to such books and records, property, contracts and personnel as the Purchaser may reasonably request.

                (n) The Seller covenants and agrees that until and unless this Agreement is terminated pursuant to its terms, Purchaser has been granted the exclusive right to hold discussions and negotiations with the Seller with respect to the proposed acquisition of the Restaurant. Prior to the earlier to occur of the Closing Date and the termination of this Agreement, in no event shall the Seller or any of its affiliates engage (either directly or through representatives) in any discussions or negotiations with any other person with respect to a sale of the Restaurant. Notwithstanding anything to the contrary contained herein, if at any time prior to the Closing Date, the Board of Directors of Seller determines in good faith, after consultation with outside counsel and its financial advisor, that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the stockholders of Seller under applicable law, Seller may, in response to an unsolicited proposal which the Board of Directors of Seller determines would, if consummated, result in a transaction that is more favorable to the Seller's stockholders than the transaction contemplated by this Agreement and is reasonably capable of being completed, participate in negotiations and discussions regarding such superior proposal. The Agreement may be terminated by Seller prior to the Closing Date by action of the Board of Directors of the Seller upon written notice to Purchaser that Seller intends to enter into a binding written agreement for a superior proposal (with such

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termination being effective upon the Seller entering into such binding written agreement); provided the Purchaser shall be entitled to make a counter-offer and provided, further that if Purchaser makes no counter-offer or if Purchaser makes a counter-offer that Seller deems less favorable than the third party offer, Purchaser shall be entitled to the return of the Escrow Deposit and reimbursement of its reasonable expenses.

                (o) Benihana owns or has rights to use all Intellectual Property, free and clear of any lien. No party other than Benihana owns any of the Intellectual Property. EXHIBIT J sets forth a list of all such Intellectual Property owned, used, held for use or licensed by Benihana in connection with the Assets, and any licenses or other agreements relating thereto, and, for Intellectual Property owned by Benihana, indicates whether and where any such Intellectual Property has been registered or filed with the United States Patent and Trademark Office, the United States Copyright Office or the corresponding office of any other jurisdictions. The operation of the Restaurant and the Assets does not conflict with or infringe upon, and no one has asserted to either of Seller or Benihana that the operation of the Restaurant or the Assets conflicts with or infringes upon, any Intellectual Property owned, possessed, used or claimed by any third party. Benihana has not granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights, in or to any of the Intellectual Property.

                (p) Purchaser expects to offer employment on substantially similar terms to substantially all of Seller's employees who are employees in good standing on the Closing Date. Seller agrees that it and its affiliates will not make any offer of employment to any of Seller's employees for a period of one year from the Closing Date

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without the consent of Purchaser. In no event shall any employees of Seller be entitled to enforce or make any claim under this Agreement.

                Seller and Benihana each agree that the foregoing warranties and representations shall be true and correct as of the Closing Date and on the Closing Date, Seller and Benihana shall deliver to Purchaser a certificate signed by a principal officer to that effect and that all requisite corporate action has been taken to consummate this transaction. The representations and warranties made by Seller and Benihana in this Agreement shall survive the Closing until the first anniversary of the Closing Date; PROVIDED, that the foregoing survival period shall be extended with respect to any claim made with respect a particular representation and warranty made before the end of such survival period until the resolution of such claim.

                Except with respect to debts to creditors and taxing authorities, which shall be subject to a dollar for dollar adjustment of the Purchase Price, Seller shall be liable for damages resulting from a breach of the foregoing warranties and representations to the extent that such damages exceed $5,000.

        8.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

                Purchaser represents, warrants and covenants that:

                (a) This Agreement constitutes a valid and binding agreement of Purchaser enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy and insolvency laws and general equitable principles.

                (b) Purchaser is a limited liability company duly organized and existing under the laws of Delaware with full power to consummate the transactions contemplated by this Agreement.

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                (c)     Purchaser covenants that within five (5) days of the
execution of this Agreement, Purchaser shall apply to the ABC for the transfer of the Liquor License and to prosecute such application expeditiously.

                The foregoing representations and warranties shall be true and correct as of the date of Closing as if such warranties and representations were made as of such time and shall survive the Closing Date until the first anniversary of the Closing Date and, on the Closing Date, Purchaser shall deliver to Seller a certificate executed by the Purchaser to that effect.

        9.      INDEMNIFICATION.

                (a) Each of Seller and Benihana agrees jointly and severally to indemnify and hold harmless Purchaser and its affiliates and each of their members, officers, managers, directors, agents and representatives (the "Purchaser Indemnified Parties") in respect of any loss or damages (including attorneys fees as incurred) arising out of (i) any breach of Seller's or Benihana's representations and warranties and covenants contained herein, and
(ii) any claims of creditors of Seller or Benihana (including taxing and other governmental authorities) that may be asserted against Purchaser or the Assets for the period prior to the Closing or any other liabilities of Seller or Benihana or their affiliates not expressly assumed by Purchaser hereunder.

                (b) As promptly as shall be feasible, and in any event within a reasonable time after acquiring knowledge of any claim, demand, obligation or liability against which Seller has agreed to indemnify and hold Purchaser harmless hereunder, Purchaser shall give to Seller written notice thereof; PROVIDED, that failure to give timely notice shall not adversely affect Purchaser's and the other Purchaser Indemnified Parties'

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right to indemnification hereunder. Seller shall have the duty, at its own expense, to defend and to contest any such claim, demand, obligation or liability against which it has agreed to indemnify and hold Purchaser and the other Purchaser Indemnified Parties harmless. In the event that Seller or Benihana shall, after written notice from Purchaser, fail to take timely action to defend the same, Purchaser shall have the right to defend the same by counsel of their own choosing, but at the reasonable cost and expense of Seller. Purchaser shall have right to settle or compromise any claim, demand, litigation, obligation or liability if Purchaser shall have given written notice thereof to Seller and Seller shall have failed to take timely action to defend the same and Seller shall thereupon indemnify Purchaser.

        10. CLOSING. Upon the fulfillment (or waiver) of the conditions set forth in Section 8, either party may upon notice to the other designate the date for closing (the "Closing Date"), which shall be not less than three (3) nor more than seven (7) business days after the date of such notice which closing shall take place at the office of the Escrow Agent, 747 Third Avenue, New York, New York 10017.

        11. NOTICES. All notices, demands or other communications hereunder shall be by registered or certified mail, return receipt requested, postage prepaid, addressed to Seller and Purchaser (with a copy to Purchaser's counsel at Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, 12th floor, New York, NY 10110 Attention: David H. Wollmuth, fax (212) 382-0050) as hereinabove set forth, and to Escrow Agent at 747 Third Avenue, New York, New York 10017. Any party to this Agreement may designate a different address by notice sent to the other parties hereto pursuant to the requirements set forth in this Section.

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        12.     DISPOSITION OF ESCROW FUND.

                (a) Escrow Agent shall deliver the Escrow Fund to Seller (i) on the Closing Date on the consummation of the transactions contemplated herein, or (ii) following receipt of written demand therefor from Seller stating that Purchaser has defaulted in the performance of this Agreement, setting forth the nature of such default (and payment of the same shall be deemed liquidated damages and Purchaser shall have no further liability hereunder) provided, however, Escrow Agent shall not make any such payment to Seller until the expiration of ten (10) days from the date of mailing a copy of Seller's demand to Purchaser; and if Escrow Agent shall receive written notice of objection from Purchaser to the payment of the Escrow Fund to Seller, the Escrow Fund shall be disposed of pursuant to the provisions of subsection (c).

                (b) Escrow Agent shall deliver the Escrow Fund to Purchaser following receipt of written demand therefor from Purchaser stating that (i) Seller has defaulted in the performance of this Agreement setting forth the nature of such default or (ii) the conditions precedent set forth in Section 8 have not been fulfilled and, after payment of same, this Agreement shall be of no force and effect and neither party shall have any claim against the other by reason of anything herein contained; provided, however, that Escrow Agent shall not make any payment to Purchaser until the expiration of ten (10) days from the date of mailing a copy of Purchaser's demand to Seller and if Escrow Agent shall receive written notice of objection from Seller to the payment of the Escrow Fund to Purchaser, the Escrow Fund shall be disposed of pursuant to provisions of subsection (c).

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                (c)     In the event Escrow Agent shall receive an objection to
the payment of the Escrow Fund as aforesaid, Escrow Agent shall retain the Escrow Fund until Escrow Agent (i) receives instructions executed by Seller and Purchaser advising it as to the manner in which the Escrow Fund is to be disbursed, or (ii) file an interpleader action in the appropriate Court in the State of New York, New York County, naming Purchaser and Seller as defendants and setting forth their respective adverse claims to the Escrow Fund, in which event such Escrow Fund shall not be disposed of except in accordance with an order issued by said Court.

                (d) Escrow Agent may act upon any instrument or other writing believed by them to be genuine, and shall not be liable in connection with the performance of any duties imposed upon it by the provisions of this Agreement except for its own willful misconduct or gross negligence. Escrow Agent shall have no duties or responsibilities except those set forth herein.

                (e) Escrow Agent shall be entitled to reasonable attorneys' fees and costs, to be paid by the Seller, in connection with any legal action hereunder or in the event it incurs any attorneys' fees or other costs in connection with the administration of its duties hereunder. Escrow Agent shall be entitled to act as counsel for Seller in connection with this Agreement or otherwise, notwithstanding that it is acting as escrowee hereunder, and the value of time spent by attorneys and paralegals of the Escrow Agent on such matters shall constitute "attorneys' fees".

        13. ACCEPTANCE OF ESCROW. By joining in the execution of this Agreement at the foot hereof, Escrow Agent hereby accepts the escrow created hereunder and agrees to

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hold and dispose of the proceeds of the escrow fund in accordance with the provisions of this Agreement.

        14. NO RELIANCE. All understandings and agreements heretofore had between the parties hereto are merged into this Agreement, which alone fully and completely expresses this Agreement. Purchaser represents and agrees that in the making and execution of this Agreement, Purchaser has not relied upon or been induced by any statements or representations, other than those expressly set forth in this Agreement, or of any person in respect of the property, income, expenses, profit or loss from the operations of the Restaurant.

        15. FURTHER ACTS. The parties shall, prior to or after the Closing Date, at the request of any one of them execute and deliver such other instruments and do and perform such other reasonable acts and things as may, in the reasonable opinion of counsel for the requesting party, be necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.

        16. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                (a) by the Purchaser, if between the date hereof and the Closing Date, (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect with respect to the business of the Restaurant or (ii) the Seller shall have breached a material covenant or obligation hereunder;

                (b) by the Seller or the Purchaser if the Closing Date shall not have occurred by May 31, 2006; provided, however, that the right to terminate this Agreement pursuant to this Section 16(b) shall not be available to any party whose failure to fulfill

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any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing Date to occur on or prior to such date; or

                (c)     by mutual written consent of the parties hereto.

        17. BROKER. Purchaser represents and warrants it has not dealt with any broker or finder in this transaction, and will indemnify and hold Seller harmless from and against any costs and expenses Seller may incur as a result of any claim by any other broker or finder.

        18. EXPENSES. Except as expressly contemplated herein, Purchaser, on the one hand, and the Seller, BI and Benihana, on the other hand, will pay their own fees, costs and expenses in connection with the transactions contemplated by this Agreement.

        19. BULK SALES ACT. Seller and Purchaser have agreed that no attempt will be made to comply with the bulk sales laws of any state. Seller shall indemnify and hold Purchaser harmless against any loss, claim or liability arising out of the failure to comply with any such bulk sales laws.

        20. GENERAL PROVISIONS. This Agreement constitutes the entire agreement among the parties. It may not be changed except only by an agreement in writing signed by the parties against whom enforcement of any such change is sought. No representation, warranty or promise pertaining to this Agreement or transaction has been made by or shall be binding upon any of the parties, except as expressly stated in this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Each party hereby agrees to submit to the exclusive jurisdiction of the state and Federal courts located in The City of New

York, New York with respect to any dispute arising out of or related to this Agreement. This Agreement shall inure to the benefit of and shall bind in the respective parties, and their successors and assigns.

        21.     POST-CLOSING.

                (a) Seller desires to sell and Purchaser desires to purchase the bowls, dishes and ceramic soup spoons with the Doraku logo currently in storage outside the Premises at Seller's cost within thirty (30) days from the Closing Date. In addition, Seller will deliver to Purchaser within thirty (30) days from Closing Date, all other inventory (consisting primarily of coasters, dishware not described in the preceding sentence and uniforms) pertaining to the Restaurant previously paid for by Seller and currently in storage outside the Premises at no additional cost to Purchaser.

                (b) The Restaurant will continue to participate in the Emperor's Club loyalty program for 120 days following the Closing such that customers of the Restaurant will be entitled to earn Emperor's Club points for their purchases at the Restaurant in the same manner as prior to the Closing Date and Purchaser will honor duly issued Emperor's Club reward certificates in the same manner as prior to the Closing Date. Seller agrees to provide Purchaser with the records of all customers of the Restaurant who joined the Emperor's Club through the Restaurant so that Purchaser can establish its own loyalty program no later than 120 days from the Closing Date. The parties agree to settle any monies owed to each other as a result of redemptions at the Restaurant and at Benihana's locations every 28 days during this 120 day period.

        IN WITNESS WHEREOF, the parties have executed this Agreement of Sale as of the date first above written.

                                        BENIHANA LINCOLN ROAD CORP.


                                        By:
                                           -------------------------------------
                                           Joel A. Schwartz, President


                                        BENIHANA NATIONAL CORP.


                                        By:
                                           -------------------------------------
                                           Joel A. Schwartz, President


                                        DORAKU LINCOLN ROAD LLC


                                        By:
                                           -------------------------------------
                                           Kevin Aoki, President


Dornbush Schaeffer Strongin             AOKI GROUP LLC
      & Venaglia, LLP
(Escrow Agent)
                                        By:
                                           -------------------------------------
By:                                        Kevin Aoki, President
   -------------------------------